UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): July 1, 2004

ALARIS MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-10207	13-3492624

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

10221 Wateridge Circle San Diego, CA 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

Registrant’s telephone number, including area code

EXPLANATORY NOTE

                  This Form 8-K/A is being filed solely for the purpose of providing the correct Exhibit 2.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2004. As a result of a clerical error, the version of Amendment No. 2 to Agreement and Plan of Merger that was filed as Exhibit 2.3 to the original Form 8-K was not the final form of the document as it was actually executed by the parties. This Form 8-K/A does not reflect any events occurring after the filing date of the original Form 8-K or otherwise modify or update any of the information contained therein.

Item 7.   Financial Statements, Pro Forma Financial Statement and Exhibits

(c)    Exhibits.

2.3    Amendment No. 2 to Agreement and Plan of Merger, dated as of July 1, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 14, 2004	By: /s/ Stuart E. Rickerson —————————————— Stuart E. Rickerson Vice President, General Counsel & Secretary